Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Second Quarter Fiscal 2019 Financial Results

  Net sales increased 19.8% from the second quarter 2018 to $520.3 million
  Comparable store sales increased 3.0% from the second quarter 2018; Comparable store sales excluding Houston increased 5.5%
  Diluted earnings per share (“EPS”) increased 10.5% to $0.42 from $0.38 in the second quarter 2018; Adjusted diluted EPS increased 25.9% to $0.34 from $0.27 in the second quarter 2018
  Provides third quarter and updates full year fiscal 2019 sales and earnings outlook

ATLANTA--(BUSINESS WIRE)--August 1, 2019--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the second quarter of fiscal 2019, which ended June 27, 2019.

Tom Taylor, Chief Executive Officer, stated, “We are pleased with our second quarter 2019 results. We delivered earnings per share that exceeded the high-end of our guidance primarily as a result of robust sales growth from our new stores, higher product gross margin, as well as lower operating expenses, which led to strong earnings flow through.”

Mr. Taylor continued, “We continue to make excellent progress on the growth initiatives we have planned for fiscal 2019, including our goal of opening 20 new warehouse stores, which would continue our pattern of averaging 20% unit growth over each of the last seven years. In the second quarter, we successfully opened three new warehouse stores, ending the quarter with 106 warehouse stores, up 20.5% from 88 warehouse stores as of the end of the second quarter of 2018. We are particularly pleased with the early performance of our class of 2019 stores as their results further reinforce our new store potential. As we look to the remainder of fiscal 2019, we remain focused on the execution of our key growth strategies and aim to capitalize on the significant growth opportunity that exists for Floor & Decor.”

Please see “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended June 27, 2019

  Net sales increased 19.8% to $520.3 million from $434.3 million in the second quarter of fiscal 2018. Comparable store sales increased 3.0%. Comparable store sales excluding Houston increased 5.5%.
  The Company opened three new stores and relocated one store during the second quarter of fiscal 2019, ending the quarter with 106 warehouse format stores.
  Operating income increased 23.2% to $45.9 million from $37.2 million in the second quarter of fiscal 2018. Operating margin increased 20 basis points to 8.8%.
  Net income increased 9.4% to $43.6 million compared to $39.8 million in the second quarter of fiscal 2018. Diluted EPS was $0.42 compared to $0.38 in the second quarter of fiscal 2018.
  Adjusted net income* increased 24.5% to $35.3 million compared to $28.4 million in the second quarter of fiscal 2018. Adjusted diluted EPS* was $0.34 compared to $0.27 in the second quarter of fiscal 2018, an increase of 25.9%.
  Adjusted EBITDA* increased 31.4% to $66.6 million compared to $50.7 million in the second quarter of fiscal 2018.

For the Twenty-six Weeks Ended June 27, 2019

  Net sales increased 19.1% to $997.4 million from $837.2 million in the second quarter of fiscal 2018. Comparable store sales increased 3.1%. Comparable store sales excluding Houston increased 6.3%.
  The Company opened six new stores and relocated one store during the twenty-six weeks ended June 27, 2019.
  Operating income increased 16.1% to $85.7 million from $73.8 million in the same period of fiscal 2018. Operating margin decreased 20 basis points to 8.6%.
  Net income increased 3.6% to $74.3 million compared to $71.7 million in the same period of fiscal 2018. Diluted EPS was $0.71 compared to $0.68 in the same period of fiscal 2018.
  Adjusted net income* increased 18.5% to $65.3 million compared to $55.1 million in the same period of fiscal 2018. Adjusted diluted EPS* was $0.62 compared to $0.53 in the same period of fiscal 2018, an increase of 17.0%.
  Adjusted EBITDA* increased 28.6% to $126.7 million compared to $98.5 million in the same period of fiscal 2018.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Third Quarter and Fiscal 2019 Sales and Earnings Outlook
(In millions, except EPS and store count)

Thirteen Weeks Ending
9/26/2019
Net sales	$520 - $527
Comparable store sales	4.0% to 5.5%
GAAP diluted EPS	$0.22 - $0.24
Adjusted diluted EPS	$0.25 - $0.26
Diluted weighted average shares outstanding	104.9
Adjusted EBITDA	$57.0 - $58.5
Warehouse format store count	113
New warehouse format stores	7

	Updated Outlook	Prior Outlook
	Year Ending	Year Ending
	12/26/2019	12/26/2019
Net sales	$2,060 - $2,075	$2,020 - $2,055
Comparable store sales	4.5% to 5.5%	3.0% to 5.0%
GAAP diluted EPS	$1.14 - $1.18	$1.03 - $1.09
Adjusted diluted EPS	$1.09 - $1.12	$1.07 - $1.12
Diluted weighted average shares outstanding	104.7	104.7
Adjusted EBITDA	$238.0 - $243.0	$235.5 - $243.0
Depreciation and amortization	Approximately $74.3	Approximately $73.7
Interest expense	Approximately $9.8	Approximately $9.8
Tax rate	23.3% for the remainder of fiscal 2019	23.3% for the remainder of fiscal 2019
Warehouse format store count	120	120
New warehouse format stores	20	20
Capital Expenditures	$205 - $215	$220 - $230

The above guidance includes certain non-GAAP financial measures (namely Adjusted EBITDA and Adjusted diluted EPS). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the second quarter fiscal 2019 financial results is scheduled for today, August 1, 2019, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours following the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13692025. The replay will be available until August 8, 2019.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer operating 106 warehouse-format stores across 28 states at the end of the second quarter 2019. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative and installation accessories, at everyday low prices. The Company was founded in 2000 and is headquartered in Smyrna, Georgia.

Comparable Store Sales

Comparable store sales refer to period-over-period comparisons of our net sales based on when the customer obtains control of their product, which is typically at the time of sale and may be slightly different than our historically reported net sales due to timing of when final delivery of the product has occurred. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following its opening, which is when we believe comparability has been achieved. Since our e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales. Additionally, any stores that were closed during the current or prior fiscal year are excluded from the definition of comparable stores.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by weighted average shares outstanding. We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)
	Thirteen Weeks Ended
	6/27/2019			6/28/2018			% Increase
	Actual		% of Sales	Actual		% of Sales	(Decrease)
Net sales	$	520,311	100.0%	$	434,279	100.0%	19.8%
Cost of sales		302,488	58.1		256,641	59.1	17.9
Gross profit		217,823	41.9		177,638	40.9	22.6
Operating expenses:
Selling and store operating expenses		134,643	25.9		108,626	25.0	24.0
General and administrative expenses		30,916	5.9		25,179	5.8	22.8
Pre-opening expenses		6,369	1.2		6,588	1.5	(3.3)
Total operating expenses		171,928	33.0		140,393	32.3	22.5
Operating income		45,895	8.8		37,245	8.6	23.2
Interest expense		2,223	0.4		2,145	0.5	3.6
Income before income taxes		43,672	8.4		35,100	8.1	24.4
Provision (benefit) for income taxes		76	—		(4,746)	(1.1)	NM
Net income	$	43,596	8.4%	$	39,846	9.2%	9.4%
Basic weighted average shares outstanding		98,642			96,684
Diluted weighted average shares outstanding		104,840			104,937
Basic earnings per share	$	0.44		$	0.41		7.3%
Diluted earnings per share	$	0.42		$	0.38		10.5%

	Twenty-six Weeks Ended
	6/27/2019			6/28/2018
	Actual		% of Sales	Actual		% of Sales	% Increase
Net sales	$	997,361	100.0%	$	837,227	100.0%	19.1%
Cost of sales		578,164	58.0		494,203	59.0	17.0
Gross profit		419,197	42.0		343,024	41.0	22.2
Operating expenses:
Selling and store operating expenses		262,026	26.3		211,193	25.3	24.1
General and administrative expenses		61,118	6.1		48,518	5.8	26.0
Pre-opening expenses		10,396	1.0		9,562	1.1	8.7
Total operating expenses		333,540	33.4		269,273	32.2	23.9
Operating income		85,657	8.6		73,751	8.8	16.1
Interest expense		5,144	0.5		3,929	0.5	30.9
Income before income taxes		80,513	8.1		69,822	8.3	15.3
Provision (benefit) for income taxes		6,197	0.6		(1,895)	(0.3)	NM
Net income	$	74,316	7.5%	$	71,717	8.6%	3.6%
Basic weighted average shares outstanding		98,214			96,199
Diluted weighted average shares outstanding		104,606			104,808
Basic earnings per share	$	0.76		$	0.75		1.3%
Diluted earnings per share	$	0.71		$	0.68		4.4%

NM – Not Meaningful

Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of	As of
	June 27,	December 27,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$51,450	$644
Income taxes receivable	2,837	4,324
Receivables, net	35,641	67,527
Inventories, net	446,397	471,014
Prepaid expenses and other current assets	27,689	15,949
Total current assets	564,014	559,458
Fixed assets, net	382,646	328,366
Right of use assets	720,009	—
Intangible assets, net	109,315	109,330
Goodwill	227,447	227,447
Other assets	7,693	9,490
Total long-term assets	1,447,110	674,633
Total assets	$2,011,124	$1,234,091
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Current portion of lease liabilities	44,461	—
Trade accounts payable	272,695	313,503
Accrued expenses and other current liabilities	97,015	82,038
Deferred revenue	6,967	5,244
Total current liabilities	424,638	404,285
Term loans	140,470	141,834
Deferred rent	—	36,980
Lease liabilities	747,595	—
Deferred income tax liabilities, net	25,173	26,838
Tenant improvement allowances	—	37,295
Other liabilities	2,360	2,550
Total long-term liabilities	915,598	245,497
Total liabilities	1,340,236	649,782
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 27, 2019 and December 27, 2018	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 99,111,260 shares issued and outstanding at June 27, 2019 and 97,588,539 issued and outstanding at December 27, 2018	99	98
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 27, 2019 and December 27, 2018	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at June 27, 2019 and December 27, 2018	—	—
Additional paid-in capital	353,450	340,462
Accumulated other comprehensive income (loss), net	(361)	186
Retained earnings	317,700	243,563
Total stockholders’ equity	670,888	584,309
Total liabilities and stockholders’ equity	$2,011,124	$1,234,091

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-six Weeks Ended
	June 27,	June 28,
	2019	2018
Operating activities
Net income	$74,316	$71,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,910	23,632
Gain on asset disposals	22	—
Amortization of tenant improvement allowances	—	(2,165)
Deferred income taxes	(1,478)	2,822
Interest cap derivative contracts	1,250	(794)
Stock based compensation expense	4,418	2,952
Changes in operating assets and liabilities:
Receivables, net	15,809	12,697
Inventories, net	24,618	(14,989)
Trade accounts payable	(40,808)	6,257
Accrued expenses and other current liabilities	9,058	(21,912)
Income taxes	1,541	(5,320)
Deferred revenue	1,723	2,441
Deferred rent	—	4,955
Tenant improvement allowances	—	3,034
Other, net	(3,222)	(1,404)
Net cash provided by operating activities	122,157	83,923
Investing activities
Purchases of fixed assets	(78,172)	(63,438)
Net cash used in investing activities	(78,172)	(63,438)
Financing activities
Borrowings on revolving line of credit	95,300	129,300
Payments on revolving line of credit	(95,300)	(156,700)
Payments on term loans	(1,750)	(1,750)
Proceeds from exercise of stock options	7,152	8,656
Proceeds from employee stock purchase plan	1,419	—
Net cash provided by (used in) financing activities	6,821	(20,494)
Net increase (decrease) in cash and cash equivalents	50,806	(9)
Cash and cash equivalents, beginning of the period	644	556
Cash and cash equivalents, end of the period	$51,450	$547
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$132,213	$—
Cash paid for interest	$3,912	$3,844
Cash paid for income taxes	$12,099	$637
Fixed assets accrued at the end of the period	$25,420	$18,596

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	6/27/2019	6/28/2018
Net income (GAAP):	$43,596	$39,846
Secondary offering costs (a)	180	815
Hurricane disaster recovery (b)	—	(205)
Store Support Center relocation and distribution center closure (c)	1,819	581
Tax benefit of stock option exercises (d)	(9,843)	(12,511)
Tax impact of adjustments to net income (e)	(415)	(153)
Adjusted net income	$35,337	$28,373
Diluted weighted average shares outstanding	104,840	104,937
Adjusted diluted EPS	$0.34	$0.27

	Twenty-six Weeks Ended
	6/27/2019	6/28/2018
Net income (GAAP):	$74,316	$71,717
Secondary offering costs (a)	573	815
Hurricane disaster (recovery) expenses (b)	—	(516)
Store Support Center relocation and distribution center closure (c)	3,415	581
Tax benefit of stock option exercises (d)	(12,341)	(17,413)
Tax impact of adjustments to net income (e)	(666)	(80)
Adjusted net income	$65,297	$55,104
Adjusted diluted weighted average shares outstanding	104,606	104,808
Adjusted diluted EPS	$0.62	$0.53
(a)

Reflects costs accrued in connection with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders. The Company did not sell any shares in these offerings and did not receive any proceeds from the sales of shares by the selling stockholders.

(b)	Reflects net insurance recoveries from hurricanes Harvey and Irma.
(c)

Amounts for the thirteen and twenty-six weeks ended June 27, 2019, relate to costs incurred in connection with the relocation of the Company’s Store Support Center and closure of the Miami distribution center. Amounts for the thirteen and twenty-six weeks ended June 28, 2018, relate to costs incurred in connection with the closure of the Company’s Miami distribution center.

(d)	Tax benefit due to stock option accounting (ASU No. 2016-09).
(e)	Adjustment for taxes related to pre-tax adjustments above and miscellaneous tax reserves related to prior years.

EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	6/27/2019	6/28/2018
Net income (GAAP):	$43,596	$39,846
Depreciation and amortization (a)	17,392	10,683
Interest expense	2,223	2,145
Income tax expense (benefit)	76	(4,746)
EBITDA	63,287	47,928
Stock compensation expense (b)	2,168	1,537
Gain on asset disposal	(22)	—
Other (c)	1,159	1,218
Adjusted EBITDA	$66,592	$50,683

	Twenty-six Weeks Ended
	6/27/2019	6/28/2018
Net income (GAAP):	$74,316	$71,717
Depreciation and amortization (a)	34,263	20,911
Interest expense	5,144	3,929
Income tax expense (benefit)	6,197	(1,895)
EBITDA	119,920	94,662
Stock compensation expense (b)	4,418	2,952
Gain on asset disposal	(22)	—
Other (c)	2,344	896
Adjusted EBITDA	$126,660	$98,510
(a)

Excludes deferred financing amortization, which is included as a part of interest expense in the table above. For the thirteen and twenty-six weeks ended June 28, 2018, amounts are also net of amortization of tenant improvement allowances.

(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)

Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and twenty-six weeks ended June 27, 2019, primarily relate to costs and expenses associated with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders, the relocation of the Company’s Store Support Center, and the closure of the Company’s Miami distribution center. Amounts for the thirteen and twenty-six weeks ended June 28, 2018, primarily relate to costs associated with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders and the closure of the Company’s Miami distribution center, net of insurance recoveries from hurricanes Harvey and Irma.

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter 2019 Earnings Outlook
(In millions, except per share data)
(Unaudited)
Certain numbers may not sum due to rounding

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	9/26/2019		9/27/2018
	Low End	High End	Actual
Net income (GAAP):	$23.5	$24.8	$26.6
Secondary offering costs (a)	—	—	0.3
Store Support Center relocation and distribution center closure (b)	3.4	3.4	0.7
Tax benefit of stock option exercises (c)	—	—	(0.7)
Deferred tax adjustment for tax reform and other credits (d)	—	—	(1.2)
Tax impact of adjustments to net income (e)	(0.8)	(0.8)	(0.1)
Adjusted net income	$26.1	$27.4	$25.5
Diluted weighted average shares outstanding	104.9	104.9	104.6
Adjusted diluted EPS	$0.25	$0.26	$0.24
(a)

Reflects costs incurred in connection with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders. The Company did not sell any shares in the offering and did not receive any proceeds from the sales of shares by the selling stockholders.

(b)

For the thirteen weeks ending September 26, 2019, reflects costs associated with the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. For the thirteen weeks ended September 27, 2018, amounts reflect costs associated with the closure of the Company’s Miami distribution center.

(c)	Tax benefit due to stock option exercises.
(d)

Adjustment reflects the impact of tax rate changes resulting from tax reform on temporary differences as reported in the 2017 tax return as compared to what was originally recorded in the fiscal 2017 provision and other credits.

(e)	Adjustments for taxes related to pre-tax adjustments above
EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	9/26/2019		9/27/2018
	Low End	High End	Actual
Net income (GAAP):	$23.5	$24.8	$26.6
Depreciation and amortization (a)	19.0	19.0	12.0
Interest expense	2.3	2.3	2.2
Income tax expense	7.3	7.5	5.5
EBITDA	52.1	53.6	46.2
Stock compensation expense (b)	2.3	2.3	1.7
Other (c)	2.6	2.6	1.0
Adjusted EBITDA	$57.0	$58.5	$48.9

(a)

Excludes deferred financing amortization which is included as a part of interest expense in the table above. For the thirteen weeks ended September 27, 2018, amounts are net of tenant improvement allowances.

(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)

Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ending September 26, 2019 primarily relate to costs associated with the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. Amounts for the thirteen weeks ended September 27, 2018 primarily relate to costs associated with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders and the closure of the Company’s Miami distribution center.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year 2019 Earnings Outlook
(In millions, except per share data)
(Unaudited)
Certain numbers may not sum due to rounding

Adjusted net income and Adjusted diluted EPS
	Year Ended
	12/26/2019		12/27/2018
	Low End	High End	Actual
Net income (GAAP):	$119.6	$123.2	$116.2
Secondary offering costs (a)	0.6	0.6	1.1
Hurricane disaster recovery (b)	—	—	(0.5)
Store Support Center relocation and distribution center closure (c)	7.6	7.6	7.1
Tax benefit of stock option exercises (d)	(12.3)	(12.3)	(19.7)
Deferred tax adjustment for tax reform and other credits (e)	—	—	(1.2)
Tax impact of adjustments to net income (f)	(1.8)	(1.8)	(1.6)
Adjusted net income	$113.7	$117.3	$101.5
Diluted weighted average shares outstanding	104.7	104.7	104.6
Adjusted diluted EPS	$1.09	$1.12	$0.97
(a)

Reflects costs accrued in connection with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders. The Company did not sell any shares in the offerings and did not receive any proceeds from the sales of shares by the selling stockholders.

(b)	Reflects net insurance recoveries from hurricanes Harvey and Irma.
(c)

For the year ending December 26, 2019, reflects costs associated with the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. For the year ended December 27, 2018, amounts reflect costs associated with the closure of the Company’s Miami distribution center.

(d)	Tax benefit due to stock option exercises.
(e)

Reflects the impact of tax rate changes resulting from tax reform on temporary differences as reported in the Company’s 2017 tax return as compared to the amount the Company originally recorded for such impacts in fiscal 2017 and other credits.

(f)	Adjustment for taxes related to pre-tax adjustments above.
EBITDA and Adjusted EBITDA
	Year Ended
	12/26/2019		12/27/2018
	Low End	High End	Actual
Net income (GAAP):	$119.6	$123.2	$116.2
Depreciation and amortization (a)	74.3	74.3	46.3
Interest expense	9.8	9.8	8.9
Income tax expense	19.7	21.1	6.2
EBITDA	223.4	228.4	177.6
Stock compensation expense (b)	9.1	9.1	6.5
Other (c)	5.5	5.5	7.8
Adjusted EBITDA	$238.0	$243.0	$191.9
(a)	Excludes deferred financing amortization which is included as a part of interest expense in the table above. For the year ended December 27, 2018, amounts are net of tenant improvement allowances.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures
(c)

Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the year ending December 26, 2019 primarily relate to costs associated with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders, the relocation of the Company’s Store Support Center, and the closure of the Company’s Miami distribution center. Amounts for the year ended December 27, 2018 primarily relate to costs associated with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders and the closure of the Company’s Miami distribution center, net of insurance recoveries from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ending September 26, 2019, and all of fiscal 2019 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2019. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2018 filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2019 (the “Annual Report”) and in the Company’s Quarterly report on Form 10-Q for the quarter ended June 27, 2019 filed with the SEC on August 1, 2019 (the “Quarterly Report”) under the sections labeled “Forward-Looking Statements.” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Legal Proceedings” and “Risk Factors” and elsewhere in the Annual Report and Quarterly Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ending September 26, 2019, and all of fiscal 2019 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2019.

Contacts

Investor Contacts:
Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com